BlackRock Capital Appreciation Fund, Inc. (the "Registrant")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR, a copy of the Articles of Amendment, dated November 4, 2016, and filed with the State Department of Assessments and Taxation of the State of Maryland.


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Exhibit 77Q1(a)

BLACKROCK CAPITAL APPRECIATION FUND, INC.
ARTICLES OF AMENDMENT

    BLACKROCK CAPITAL APPRECIATION FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:
    FIRST: The charter of the Corporation is hereby amended by renaming a series of the Corporation as set forth below:




Current Name of Series           New Name of Series

BlackRock Common Stock           Class K Common Stock


    SECOND: The amendment to the charter of the Corporation that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.
    THIRD: The authorized stock of the Corporation has not been increased by these Articles of Amendment.
    FOURTH: As amended hereby, the charter of the Corporation shall remain in full force and effect.


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      IN WITNESS WHEREOF, the Corporation has caused these
Articles of Amendment to be signed in its name and on its behalf on this 4th day of November, 2016, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.


WITNESS:

Ben Archibald
/s/ Ben Archibald
Secretary


BLACKROCK CAPITAL APPRECIATION FUND, INC.

By: /s/ John M. Perlowski
John M. Perlowski
President and Chief Executive Officer